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                                                                    Exhibit 10.7

                   SOFTWARE LICENSE AND CONTRIBUTION AGREEMENT

     This SOFTWARE AGREEMENT ("Software Agreement") dated as of September 30, 2005 is made by and among VISTEON CORPORATION, a Delaware corporation ("Visteon"), VISTEON GLOBAL TECHNOLOGIES, INC., a Michigan Corporation ("VGTI"), and AUTOMOTIVE COMPONENTS HOLDINGS, INC., a Delaware corporation (the "Company"), and shall be effective as of the closing of the Contribution Agreement (as defined below) (such time, the "Effective Time"). Visteon and the Company are each individually referred to herein as a "Party," and collectively, as the "Parties."

                                   WITNESSETH:

     WHEREAS, Visteon and the Company have entered into a Contribution Agreement dated as of September 12, 2005 (the "Contribution Agreement") pursuant to which, among other things, Visteon has transferred (or caused to be transferred) to Automotive Components Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("ACH LLC"), certain intellectual property and software assets related to the Business (as defined in the Contribution Agreement);

     WHEREAS, Visteon, VGTI, the Company and ACH LLC have entered into, concurrently with the execution and delivery of this Agreement, an Intellectual Property Contribution Agreement (the "IP Agreement") setting forth intellectual property assets to be contributed to ACH LLC and associated rights and limitations thereof;

     WHEREAS, Visteon and ACH LLC have entered into, concurrently with the execution and delivery of this Agreement, a Master Services Agreement (the "Master Services Agreement"), whereby certain Services (as defined in the Master Services Agreement) will be provided by Visteon to ACH LLC, its Affiliates, Ford Motor Company and certain ACH Buyers (as defined herein); and

     WHEREAS, it is a condition of the Contribution Agreement that Visteon, VGTI and the Company enter into this Software Agreement, which sets forth the terms and conditions under which certain software will be contributed or licensed by Visteon and VGTI to the Company, its Affiliates and certain ACH Buyers as of the Effective Time.

     NOW THEREFORE, in consideration of the above premises and the mutual covenants herein contained, and for other good and valuable consideration given by each party hereto to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, for themselves, their successors and permitted assigns, intending to be legally bound, agree as follows:


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                                   ARTICLE 1.
                                   DEFINITIONS

Section 1.01 Definitions.

     Capitalized terms set forth in this Agreement (including any plurals) shall have the meanings set forth in this in Article 1 when such terms are used in this Agreement. Capitalized terms used herein or not otherwise defined shall have the meanings ascribed to them in the Contribution Agreement.

     "Confidential Information" has the meaning set forth in Section 5.01.

     "Consent Expenses" means any costs and expenses incurred by Visteon, other than Transfer Fees, associated with obtaining any necessary consents, permissions and waivers required for Visteon to make the contribution and grant of licenses granted to any of the Company, ACH LLC and Ford under and during the term of this Software Agreement.

     "Contributed Software" means Contributed Visteon Owned Software and Contributed Third Party Software.

     "Contributed Software Infringement Claims" has the meaning set forth in
Section 2.03.

     "Contributed Third Party Software" has the meaning set forth in Section
2.02.

     "Contributed Visteon Owned Software" has the meaning set forth in Section 2.01.

     "Derivative Work" means a work of authorship based on one or more preexisting works, including, without limitation, a translation, condensation, transformation, expansion or adaptation, which, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement. The term "Derivative Work" does not include the preexisting work upon which the Derivative Work is based.

     "Licensed Services Software" has the meaning set forth in Section 3.03.

     "Licensed Software" means Licensed Visteon Owned Software, Licensed Visteon Third Party Software and Licensed Services Software.

     "Licensed Visteon Owned Software" has the meaning set forth in Section
3.01.

     "Licensed Visteon Third Party Software" has the meaning set forth in
Section 3.02.

     "Manuals and Documentation" means all design specifications, operating manuals, user manuals, operating instructions and other information, in written or electronic form, for operation of any Software.

     "Services" shall have the meaning ascribed thereto in the Master Services Agreement.

     "Software" means computer programs, whether represented in object code, source code, or any other format, as well as any customization of such programs and any modifications,


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enhancements, updates, upgrades, Derivative Works or subsequent releases thereto, but excluding any such computer programs, whether represented in object code, source code, or any other format, as well as any customization of such programs and any modifications, enhancements, updates, upgrades or subsequent releases thereto included in Engineering Design Tools or Non-Patented Product Design IP and Manufacturing IP as set forth in the IP Agreement.

     "Third Party Software" has the meaning set forth in Section 7.02.

     "Transfer Fees" means any fees paid to a third-party software licensor that are necessary for Visteon to make the contributions made and grant the licenses to the Company granted under this Software Agreement.

     "Visteon Licensed Software" shall have the meaning ascribed thereto in the Master Services Agreement.

     "Visteon Owned Software" shall have the meaning ascribed thereto in the Master Services Agreement.

     "ACH Buyer" shall have the meaning ascribed thereto in the Master Services Agreement.

                                   ARTICLE 2.
              CONTRIBUTION OF SOFTWARE USED SOLELY FOR THE BUSINESS

Section 2.01 Contribution of Visteon Owned Software Used Solely for the
Business.

     Except as otherwise provided in Section 2.02 of the Contribution Agreement, upon the terms and subject to the conditions of this Agreement (including
Section 7.02 below), Visteon and VGTI agree to convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, to ACH LLC (a direct, wholly-owned Subsidiary of the Company), or one or more other Subsidiaries of the Company as the Company may designate prior to the Closing, at (and not before) the Closing as a capital contribution, free and clear of all Liens, other than Permitted Liens, all of Visteon's and VGTI's right, title and interest in, and to the Software owned (and not licensed) by Visteon, together with all existing maintenance and support obligations for such Software, that is used solely (i) for the operation of, or (ii) to support, the Business (collectively the "Contributed Visteon Owned Software") as the same shall exist on the Closing Date. Contributed Visteon Owned Software shall not include Contributed Third Party Software, Licensed Visteon Third Party Software and Licensed Visteon Owned Software. Subject to Section 7.03 herein, all Contributed Visteon Owned Software is set forth in Schedule 1 hereof.

Section 2.02 Contribution of Certain Visteon Licensed Software Used Solely for the Business.

     Except as otherwise provided in Section 2.02 of the Contribution Agreement, upon the terms and subject to the conditions of this Agreement (including
Section 7.02 below), Visteon and VGTI agree to convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, to ACH LLC (a direct, wholly-owned Subsidiary of the Company), or one or more other Subsidiaries of the Company as the Company may designate prior to the


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Closing, at (and not before) the Closing as a capital contribution, free and clear of all Liens, other than Permitted Liens, all of Visteon's and its VGTI's right, title and interest in, to the Software licensed (as opposed to owned) by Visteon, together with all existing prepaid maintenance and support for such Software, (a) that is used solely (i) for the operation of, or (ii) to support of the Business, or (b) that is held under user, site or other forms of divisible licenses or ownership, as opposed to non-divisible or concurrent licenses held by Visteon, and the divisible portion thereof is used solely (i) for the operation of, or (ii) to support the Business (collectively "Contributed Third Party Software"), as the same shall exist on the Closing Date. Contributed Third Party Software shall not include Contributed Visteon Owned Software, Licensed Visteon Third Party Software and Licensed Visteon Owned Software. Subject to Section 7.03 herein, all Contributed Third Party Software is set forth in Schedule 2 hereof.

Section 2.03 Infringement Claims and Actions.

     With respect to the Contributed Visteon Owned Software and Contributed Third Party Software only, and except as otherwise provided in Section 2.02 of the Contribution Agreement, upon the terms and subject to the conditions of this Agreement (including Section 7.02 below), Visteon and VGTI agree to convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, to ACH LLC (a direct, wholly-owned Subsidiary of the Company), or one or more other Subsidiaries of the Company as the Company may designate prior to the Closing, at (and not before) the Closing as a capital contribution, free and clear of all Liens, other than Permitted Liens, all of Visteon's and VGTI's right, title and interest in (i) all intellectual property, and (ii) all causes of action and rights of recovery for past infringement of the intellectual property, to the extent such intellectual property, causes of action and right of recovery are owned by Visteon and VGTI and are associated solely with the Contributed Visteon Owned Software and Contributed Third Party Software (collectively "Contributed Software Infringement Claims") as the same shall exist on the Closing Date. For the avoidance of doubt, Contributed Software Infringement Claims shall not include any causes of action or rights of recovery of Visteon and VGTI with respect to Licensed Visteon Third Party Software and Licensed Visteon Software.

Section 2.04 Manuals and Documentation.

     To the extent Visteon and VGTI possess Manuals and Documentation related to the Contributed Visteon Software and the Contributed Third Party Software, Visteon and VGTI shall provide such Manuals and Documentation to the Company.

Section 2.05 Transfer or Assignment of Contributed Software and Infringement Claims.

     As soon as practicable after execution of this Software Agreement, and subject to the terms and conditions of this Agreement, Visteon, VGTI and the Company will (i) review and prepare proposed modifications to those contracts that are affected by the transfers provided in this Article 2. The Parties will then seek consent from any third party licensors affected by such proposed modifications, and, (ii) in accordance with any requirements of such third party licensors, shall take such actions as are necessary to establish and reflect the Company ownership, including transfer to the Company of the right to receive royalty payments where required.


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Section 2.06 Consideration.

     The contributions made pursuant to this Article 2 and the grant of the licenses set forth in Article 3 below to the Company are made by Visteon and VGTI pursuant to the obligations under the Contribution Agreement and in consideration set forth therein.

                                   ARTICLE 3.
                                SOFTWARE LICENSES

Section 3.01 Licensed Visteon Owned Software.

     Subject to Article 5 and Section 7.02 below, Visteon and VGTI hereby grant to the Company and the Company hereby accepts, a nonexclusive, paid-up, perpetual, royalty-free, worldwide, license or sublicense, severable and separately assignable only as permitted under the Section 3.04 herein, including the rights and license to use, perform, display, copy, obtain services and to prepare Derivative Works, to all Visteon Owned Software (other than Contributed Visteon Owned Software) that is used by Visteon (i) for the operation of, or
(ii) to support the Business, as the same shall exist on the Closing Date ("Licensed Visteon Owned Software"). Such license shall include the right of the Company to grant a sublicense to the Company's Subsidiaries and to Ford Motor Company for so long as the Company remains a subsidiary of Visteon or is controlled by Ford or an Affiliate thereof ("Ford"). Licensed Visteon Owned Software shall not include Contributed Visteon Owned Software, Contributed Third Party Software, and Licensed Visteon Third Party Software. Subject to Section 7.03, all Licensed Visteon Owned Software is set forth in Schedule 3 hereof.

Section 3.02 Licensed Visteon Third Party Software.

     Subject to Section 3.04, Section 3.07(b), Article 5 and Section 7.02 below, Visteon and VGTI hereby grant to the Company (which such license shall include the right to grant sublicenses to the Company's Subsidiaries and to Ford for so long as the Company remains a subsidiary of Visteon or is controlled by Ford), and the Company hereby accepts, a non-exclusive, paid-up, royalty free license or sub-license, as applicable, severable and separately assignable, to access, use, perform, display prepare Derivative Works and/or reproduce, for the Company's internal business purposes the Visteon Licensed Software, together with all existing prepaid maintenance and support for such Visteon Licensed Software, (a) that is used by Visteon (i) for the operation of, or (ii) to support of the Business, and (b) that is held by Visteon under non-divisible or concurrent licenses and used by Visteon (i) for the operation of, or (ii) to support the Business, as the same shall exist on the Closing Date, other than included in Contributed Visteon Owned Software, Contributed Third Party Software, and Licensed Visteon Owned Software ("Licensed Visteon Third Party Software"). Subject to Section 7.03, all Licensed Visteon Third Party Software is set forth in Schedule 4 hereof. All prepaid fees for software maintenance and licensing agreements relating to Licensed Visteon Third Party Software existing as of the date hereof are set forth in reasonable detail on Schedule 5 hereof.


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Section 3.03 Licensed Services Software.

     Subject to Section 3.04, Section 3.07(b), Article 5 and Section 7.02 below, and solely to the extent necessary to permit the Company to receive the Services under the Master Services Agreement, Visteon hereby grants to the Company (which such license shall include the right to grant sublicenses to the Company's Subsidiaries and to Ford for so long as the Company remains a subsidiary of Visteon or is controlled by Ford), and the Company hereby accepts, a non-exclusive, paid-up, royalty free license or sub-license, as applicable, severable and separately assignable only as permitted under Section 3.04 herein, to access, use and/or reproduce, for the Company's internal business purposes, the Visteon Licensed Software and Visteon Owned Software that is used by Visteon to provide the Services, other than included in Contributed Visteon Owned Software, Contributed Third Party Software, Licensed Visteon Owned Software and Licensed Visteon Third Party Software ("Licensed Services Software"). The term of the license granted in this Section 3.03 is set forth in Section 3.10.

Section 3.04 Sublicenses to ACH Buyers and Ford.

     (a) Subject to Section 3.07(b) and Article 5 below, the Company may grant to a ACH Buyer who satisfies Section 3.3 of the Master Services Agreement a nonexclusive, nontransferable license to the Licensed Software with rights equivalent to those set forth in Section 3.01, Section 3.02 and Section 3.03 hereof, as applicable, provided, however, that any such ACH Buyer (i) shall not have the right to further sublicense any such Licensed Software, and (ii) may use such Licensed Software solely for the internal business purposes of such ACH Buyer.

     (b) During the term of the licenses granted under this Article 3, and only in connection with the transfer of any Plant(s) by the Company to Ford, the Company may sublicense or assign all or a portion of the Licensed Software to Ford. In the event of a sublicense or an assignment, the terms of such sublicense shall be granted to the same extent and under the same terms as provided to the Company hereunder, except that the restrictions set forth in
Section 3.04(a)(i) and (ii) above shall apply.

     (c) As part of any sublicense or assignment permitted under this Section 3.04, each such ACH Buyer or Ford, as appropriate, must agree to assume, as part of such sublicense or assignment, the Company's obligations arising after the effective date of such sublicense or assignment with respect to the Software that is the subject of such sublicense or assignment as set forth herein. In addition, Visteon shall either be expressly designated as a third party beneficiary of, or shall be a party to, any such assignment or sublicense agreement.

Section 3.05 Manuals and Documentation.

     To the extent Visteon and VGTI possess Manuals and Documentation related to the Contributed Software, Visteon and VGTI shall provide such Manuals and Documentation to the Company.


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Section 3.06 Ownership and Transfer or Assignment of Licensed Software.

     Subject to the agreement herein to transfer Contributed Software, the Company agrees that it will not make any claim of ownership to any right, title or interest to the Licensed Software or copies thereof contrary to Visteon's or VGTI's claim of ownership or to Visteon's or VGTI's rights to grant licenses for the Licensed Software.

Section 3.07 Copy and Use Restrictions.

     (a) The Company may copy the Licensed Software as reasonably necessary for backup, archival or disaster recovery purposes. The Company and ACH Buyer(s) may reproduce printed Manuals and Documentation in their entirety for internal use only.

     (b) The Company agrees that it will not use the Licensed Software except as authorized herein, and, except as expressly permitted under Section 3.02,
Section 3.03 and Section 3.04 with respect to Ford or to ACH Buyer(s), that it will not make Licensed Software available for use by or for the direct benefit of any third person, corporation, customer or other entity, except to the extent necessary to use such Licensed Software for the Company's benefit. The Company acknowledges that the licenses granted to Licensed Visteon Third Party Software, Licensed Services Software and the Contributed Third Party Software are subject to existing restrictions and limitations on use as set forth in underlying agreements with third party licensors. Accordingly, the Company agrees (and shall cause all ACH Buyers and Ford to agree in connection with the transfer or sublicense of any such software) to use the software in accordance with the terms of such agreements to the extent the applicable terms as expressly set forth in such agreement are made available to the Company by Visteon.

     (c) The Company, at its sole cost and expense, may obtain the services of a third party vendor to maintain the Licensed Visteon Owned Software and Licensed Visteon Third Party Software, provided (i) Visteon is notified of the identity of the third party vendor, and (ii) the third party vendor signs an agreement that is mutually agreeable to the Parties (including either expressly designating Visteon as a third party beneficiary of, or including Visteon as a party to, any such agreement) and sends a copy thereof to Visteon.

Section 3.08 Delivery of Software.

     Subject to Section 7.02 of this Software Agreement, Contributed Software will be delivered to the Company at Closing.

Section 3.09 License to Visteon.

     Subject to Article 5 below, the Company hereby grants to Visteon, solely to provide the Services to the Company, a worldwide, royalty-free, non-exclusive, paid-in-full, and non-transferable (except in the event of the assignment of all of Visteon's rights, duties and obligations under the Master Services Agreement to a wholly-owned subsidiary of Visteon as permitted thereunder) right and license to have access to, operate, use, modify, alter and create Derivative Works of the Software, Documentation and Manuals owned by the Company during the Term of the Master Services Agreement, all of which shall remain the sole and exclusive property of the Company or the applicable third party licensor, as appropriate.


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Section 3.10 Term and Termination of License to Licensed Services Software.

     The term and termination of the license granted in Section 3.03 above to the Licensed Services Software (including any subsequent assignment or sublicense of such Licensed Services Software to a ACH Buyer or Ford) shall be co-terminous with the term and termination of the Master Services Agreement or the term of a Participation Agreement, whichever term is longer. Upon termination of such licenses, all rights granted to the applicable licensee or sublicense hereunder shall terminate, and such licensee or sub-licensee shall
(a) cease using the Licensed Services Software that is the subject of the license or sublicense (whether or not modified or merged into other materials),
(b) certify in writing to Visteon that all copies (in any form or media) of such Licensed Services Software have been destroyed or returned to Visteon. The provisions of Articles 2, 3, 4, 5, 6 and 7 shall survive any termination hereof.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties.

     The Parties agree that all representations and warranties relating to matters contemplated herein are set forth in the Contribution Agreement.

                                   ARTICLE 5.
                                 CONFIDENTIALITY

Section 5.01 Confidentiality.

     (a) Each of Visteon and the Company agrees to hold in confidence, and to use only as permitted by this Agreement, all information that is disclosed under this Agreement and designated by the disclosing Party in writing or by appropriate stamp or legend as "CONFIDENTIAL" or some similar marking of like importance, or where the nature of the information is such that a reasonable person who deals with such information would believe that a party intends or is obligated to maintain it as confidential (hereinafter "Confidential Information"). For the avoidance of doubt, the Parties agree that Confidential Information shall include information of third party licensors that is designated as confidential under the terms of an agreement between Visteon and such third party licensor provided that such information is designated by the disclosing Party in writing or by appropriate stamp or legend as "CONFIDENTIAL" or some similar marking of like importance. The receiving Party agrees to use the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use and disclosure of the Confidential Information to third parties (including Ford) as it uses to protect its own confidential information of like importance.

     (b) To the extent that any third-party licensor of any Licensed Visteon Third Party Software or Licensed Services Software to be disclosed or made available to the Company in connection with the licenses granted herein or the performance of the Services requires the Company to execute a non-disclosure agreement as a condition of its consent to use of the same for the benefit of the Company or to grant the Company access to such Software, the Company


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agrees to use commercially reasonable efforts to negotiate and execute an acceptable non-disclosure agreement with such third-party.

     (c) Except as specified below, the obligations of this Article 5 shall terminate on the expiration or termination of the Master Services Agreement, after which the party having received the Confidential Information shall limit further disclosure in the same manner as that party protects its own confidential information of like importance.

     (d) Notwithstanding any other provision of this Agreement, the obligations of restricted disclosure and use specified herein will not apply to Confidential Information which: (i) is available as of the Effective Time or becomes available to the public without breach of this Agreement; (ii) is authorized for release in writing by the disclosing Party prior to the applicable disclosure;
(iii) is lawfully obtained from a third party or parties without a duty of confidentiality; (iv) is disclosed to a third party by the disclosing Party without a similar duty of confidentiality; or (v) is at any time developed by the receiving Party independently of any related disclosure(s) from the disclosing Party.

     (e) With regard to any Confidential Information disclosed pursuant to this Agreement, the receiving Party shall not be liable for unauthorized disclosure of such Confidential Information pursuant to judicial action or governmental regulations or requirements, provided that the receiving Party notifies the disclosing Party of the need for such disclosure within a reasonable period of time before such disclosure is required.

Section 5.02 Certain Disclosures to Third Parties.

     (a) Notwithstanding any other provisions of this Article 5, and provided it is not otherwise restricted under this Agreement, disclosure of Confidential Information by a licensed party under this Agreement to a third party will be permitted only to the extent necessary to carry out the license grants herein, and only after such third party agrees to adhere to confidentiality provisions at least as restrictive as those adhered to by the licensee under this Agreement and to use such Confidential Information only to provide products to, or purchase products from, the licensee herein.

     (b) With respect to Confidential Information that includes software of the type embedded in a product or associated tools, disclosure by a licensee under this Agreement to a third party will be permitted only to the extent necessary to carry out the license grants herein, and further provided that such third party agrees to: protect such software for a period of at least five (5) years from date of disclosure; use such Confidential Information only to provide products to, or design, test and manufacture products for, or purchase products from, the licensed party herein; and limit access to its employees having a need to use such Confidential Information to provide products to, or design, test and manufacture products for, or purchase products from, the licensed party herein.

     (c) In no event shall a licensee disclose Confidential Information or other intellectual property owned or licensed by a third party to the extent such disclosure would violate any applicable license agreement or applicable trade secret or copyright or other Laws.


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                                   ARTICLE 6.
                                     NOTICE

Section 6.01 Notice.

     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Company, to:

          Ford Motor Company
          Office of the Secretary
          One American Road
          11th Floor World Headquarters
          Dearborn, Michigan 48126
          Attention: Peter J. Sherry, Jr.
          Facsimile No.: (313) 248-8713
          E-mail: psherry@ford.com

     with a copy to:

          Ford Motor Company
          Office of the General Counsel
          One American Road
          320 World Headquarters
          Dearborn, Michigan 48126
          Attention: Marcia J. Nunn
          Facsimile No.: (313) 337-3209
          E-mail: mnunn@ford.com

     if to Visteon or VGTI, to:

          Visteon Corporation
          One Village Center Drive
          Van Buren Township, Michigan 48111
          Attention: John Donofrio, General Counsel
          Facsimile No.: (734) 710-7132
          E-mail: jdonofri@visteon.com

or such other address or, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. As used in this Section


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6.01, "Business Day" means any day other than a Saturday, a Sunday or a jointly observed Ford/Visteon holiday.

                                   ARTICLE 7.
                                  MISCELLANEOUS

Section 7.01 Obligation to Disclose Technology.

     Visteon and VGTI each agree to put forth a good faith effort to deliver copies of all documentation and information, in addition to Manuals and Documentation, requested by the Company as part of the Contributed Software as necessary to give full enabling effect to the licenses granted hereunder, provided that the Company agrees to pay for the reasonable administrative costs for copying and delivering the requested copies of documents and information and to comply with the confidentiality and non-disclosure requirements of third parties. The foregoing obligation to copy and deliver the requested documents and information shall terminate April 1, 2006.

Section 7.02 Transfer or Assignment of Software Licenses and Rights.

     Notwithstanding anything in any Contribution Agreement Transaction Document to the contrary, this Software Agreement and this Article 7 shall apply to all transfers, assignments, licenses and sublicenses of Contributed Software and Licensed Software between the Parties and consents required therefor. This Agreement shall not constitute an agreement to convey, transfer, assign, license, or sublicense any Contributed Third Party Software, Licensed Visteon Third Party Software or Licensed Services Software (collectively "Third Party Software") or any claim or right or any benefit arising thereunder or resulting therefrom if such conveyance, transfer or assignment, without the consent of a third party thereto, would constitute a breach or other contravention of any license or other agreement between Visteon, VGTI any third party with respect to such Third Party Software (unless such consent is obtained prior to the Closing). Visteon and VGTI will use their best efforts, and the Company shall cooperate as necessary, to obtain the consent of the other parties with respect to any such Third Party Software or any claim or right or any benefit arising thereunder for the assignment thereof to the Company (or any Subsidiary of the Company); provided, that, except as set forth in Section 7.04 hereof, such efforts shall not require Visteon or the Company to incur any material expenses or Liabilities or provide any material financial accommodation or to provide a guarantee to obtain any such consent (provided that Visteon agrees to accept a consent notwithstanding that it does not include a release). Subject to Section 7.04, if such consent is not obtained, or if an attempted conveyance, transfer, assignment, license or sublicense thereof would be ineffective, would adversely affect the rights of Visteon thereunder so that the Company would not in fact receive all such rights, or would require a material payment by the Company or Visteon, until such consent is obtained (whereupon such Third Party Software shall be promptly transferred by Visteon to the Company or applicable Subsidiary of the Company pursuant to the applicable provisions of this Agreement), Visteon and the Company will cooperate in a mutually agreeable arrangement under which the Company would obtain benefits and assume obligations thereunder, including making any required payments thereunder, in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to the Company, or under which Visteon would enforce or operate for the benefit of the Company the applicable Third


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Party Software and any claim, right or benefit arising thereunder. Visteon will promptly pay to the Company when received all monies received by Visteon from any third party under any agreement between Visteon and a third party to the extent such monies are received with respect to any Contributed Visteon Owned Software or any claim, right or benefit arising thereunder, except to the extent the same represents an Excluded Asset.

Section 7.03 Inadvertent Omissions.

     (a) Visteon and VGTI have used good faith efforts to identify all Software to be transferred and licensed to the Company as required by the Contribution Agreement. To the extent any Software or other rights are discovered or identified at any time before or after the Closing Date which, pursuant to
Article 2 or Article 3 hereof should have been transferred or licensed to Company but are still in Visteon's or any of Visteon's Affiliates' possession or not listed in the Schedules herein, Visteon shall immediately transfer and promptly deliver them (or cause them to be delivered) to the Company or include them in the appropriate Schedules hereto.

     (b) To Visteon's knowledge, the Schedules and attachments hereto include all Software existing as of June 15, 2005 to be contributed or licensed to the Company. The Parties agree that within ninety (90) days after Closing, they will cooperate and identify (i) any modifications or corrections necessary to the Schedules hereto, including, without limitation, changing the Schedule on which Software is listed, and (ii) all other Software to be contributed or licensed to the Company pursuant to this Agreement that is identified between June 15, 2005 and Closing. The Parties agree that such Software will be added to the appropriate Schedule herein. In the event that new circumstances exist at Closing that affect the contribution or license of Software pursuant to this Agreement, the Parties will meet and mutually agree to the appropriate treatment of such Software.

Section 7.04 Costs, Expenses and Fees.

     Visteon shall be responsible, at its sole cost and expense, for all Consent Expenses and the Company and Visteon will share equally in all Transfer Fees. Visteon and the Company shall cooperate to minimize any such Transfer Fees.

Section 7.05 Consents.

     Visteon shall use commercially reasonable efforts, and the Company shall cooperate as necessary, to ensure that any consent, permission or waiver required to be provided to the Company shall also provide, to the extent applicable, for the future transfer of such consent, permission or waiver to a ACH Buyer and Ford.

Section 7.06 Assignment.

     Except as set forth in Section 3.04 above with respect to the assignment or sublicensing of the licenses granted to the Company in Section 3.01, Section
3.02 and Section 3.03 above, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that, except as provided herein, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party hereto; provided, however, that Visteon may assign this

Agreement to any directly or indirectly wholly-owned subsidiary of Visteon without the consent of the Company.

Section 7.07 Other Terms.

     All other terms and conditions of the Contribution Agreement, to the extent they do not conflict with the terms and conditions of this Software Agreement, are incorporated into this Software Agreement. In the event of a conflict of terms, the terms of the Contribution Agreement shall control.

Section 7.08 Counterparts.

     This Software Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


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
     WHEREFORE, the parties have signed this Software License and Contribution Agreement as of the day and year first above written.

VISTEON CORPORATION                     VISTEON GLOBAL TECHNOLOGIES, INC


By: /s/ James F. Palmer                 By: /s/ James F. Palmer
    ---------------------------------       ------------------------------------
Name:   James F. Palmer                 Name:   James F. Palmer
      -------------------------------         ----------------------------------
Title:  Executive Vice President and    Title:  Vice President
        Chief Financial Officer                ---------------------------------
       ------------------------------

AUTOMOTIVE COMPONENTS HOLDINGS, INC.


By: /s/ James F. Palmer
    ---------------------------------
Name:   James F. Palmer
      -------------------------------
Title:  President
       ------------------------------


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